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                                                                      EXHIBIT 21



Subsidiaries of the Registrant

1. Equity Marketing Hong Kong, Ltd., a Delaware corporation.

2. Synergy Promotions, S.A. de C.V., a Mexico corporation.

3. Corinthian Marketing, Inc., a Delaware corporation.